EXHIBIT 2

JOINT FILING AGREEMENT

                Each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements.  Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of December 19, 2005.

OAKTREE CAPITAL MANAGEMENT, LLC

/s/ B. James Ford
Name: B. James Ford
Title: Managing Director

/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Vice President, Legal

GFI ENERGY VENTURES, LLC

/s/ Lawrence D. Gilson
Name: Lawrence D. Gilson
Title: Chairman and Principal

OCM PRINCIPAL OPPORTUNITIES FUND II, L.P.
By:	Oaktree Capital Management, LLC,
its general partner

/s/ B. James Ford
Name: B. James Ford
Title: Managing Director

/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Vice President, Legal

OCM/GFI POWER OPPORTUNITIES FUND, L.P.
By:	Oaktree Capital Management, LLC,
its co-general partner

/s/ B. James Ford
Name: B. James Ford
Title: Managing Director

/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Vice President, Legal